Sub-Item 77C

DREYFUS CASH MANAGEMENT PLUS, INC.

MATTER SUBMITTED TO A VOTE OF SECURITY HOLDERS

A Special Meeting of Shareholders of Dreyfus Cash Management Plus, Inc. (the “Fund”) was held on November 16, 2009.  Out of a total of 7,399,418,724.641 shares (“Shares”) entitled to vote at the Meeting, a total of 1,297,205,207.691 shares were represented at the Meeting, in person or by proxy.  The meeting was adjourned to December 28, 2009, not having received the required vote of the holders.  The breakdown of the vote is as follows:

                                                              Shares_________________

                                     For                                  Against                               Abstain

1. To approve the amending           1,064,812,913.651        206,722,062.680        25,670,231.360

Fund’s policy regarding

borrowing

2. To approve the Fund’s               1,064,121,544.751        206,578,898.350        26,504,764.590

policy regarding lending

3. To permit investment in             1,067,032,662.451        205,563,564.160        24,608,981.080

additional money market

instruments

4. To permit investment in             1,059,103,313.691        213,533,542.070         24,568,351.930

other investment companies

NSAR-EXHIBIT 77I-CLASS Z-DPMBF

A Special Meeting of Shareholders of Dreyfus Cash Management Plus, Inc.(the “Fund”) was held on December 28, 2009.  Out of a total of 7,399,418,724.641 shares (“Shares”) entitled to vote at the Meeting, a total of 3,355,886,415.071 shares were represented at the Meeting, in person or by proxy.  The meeting was adjourned to January 4, 2010, not having received the required vote of the holders.  The breakdown of the vote is as follows:

                                                              Shares_________________

                                     For                                  Against                               Abstain

1. To approve the amending           2,843,668,353.591        296,832,077.360        215,385,984.120

Fund’s policy regarding

borrowing

2. To approve the Fund’s               2,841,872,945.111        295,963,339.270        218,050,130.690

policy regarding lending

3. To permit investment in             2,641,258,632.901        499,797,740.490        214,830,041.680

additional money market

instruments

4. To permit investment in             2,546,625,812.871        531,850,868.190        277,409,734.010

other investment companies

NSAR-EXHIBIT 77I-CLASS Z-DPMBF

A Special Meeting of Shareholders of Dreyfus Cash Management Plus, Inc.(the “Fund”) was held on January 4, 2010.  Out of a total of 7,399,418,724.641 shares (“Shares”) entitled to vote at the Meeting, a total of 3,777,117,516.941 shares were represented at the Meeting, in person or by proxy.  The following matter was duly approved by the holders of the Fund’s outstanding Shares as follows:

                                                              Shares_________________

                                     For                                  Against                               Abstain

1. To approve the amending           3,205,950,459.061        351,290,904.790        219,876,153.090

Fund’s policy regarding

borrowing

2. To approve the Fund’s               3,204,060,135.671        350,443,271.720        222,614,109.550

policy regarding lending

3. To permit investment in             3,003,574,864.651        554,248,870.660        219,293,781.630

additional money market

instruments

4. To permit investment in             2,908,793,790.641        584,915,566.120        283,408,160.180

other investment companies

NSAR-EXHIBIT 77I-CLASS Z-DPMBF